Exhibit 99.1

FOR IMMEDIATE RELEASE

Sono-Tek Announces Sales of $14.8M for Fiscal Year 2021, Strong
Yearend Backlog and Sales Guidance for Fiscal Year 2022

Backlog Increased 9.5% Year-over-Year

MILTON, N.Y., May 28, 2021 – Sono-Tek Corporation (OTCQX: SOTK), the leading developer and manufacturer of ultrasonic coating systems, today reported financial results for its fourth quarter and fiscal year 2021, ended February 28, 2021 (“fiscal 2021”).

Fiscal 2021 Highlights

•	Backlog on February 28, 2021 was up 9.5% compared to the backlog on February 29, 2020, a result of our ongoing strategy for product line expansion with further customization and automation, which delivers increased value to our customers, and a higher average selling price to Sono-Tek.
•	During the unprecedented year of the COVID-19 pandemic, net sales for fiscal 2021 dipped only slightly to $14,833,000, down 3%, compared with $15,355,000 for fiscal 2020. This was achieved despite numerous COVID-related delays and cancelations from customers, that are estimated at 20% or more of lost potential business. These strong results are due to the continuing success of our ongoing growth initiatives.
•	Gross profit margin for fiscal 2021 remained strong at 47.2% compared to 47.6% in fiscal 2020.
•	Cash and equivalents increased to $8.6 million from $7.9 million last year, the highest level ever. During the year we paid off the mortgage on our industrial park
•	FY2022 sales are projected to exceed the pre-COVID level of $15.5 million reported in FY 2020, which was the highest ever sales level in Company history.

Dr. Christopher L. Coccio, Chairman and CEO of Sono-Tek, commented, “In March 2020, the beginning of fiscal 2021, we prepared for the impact of COVID-19 and for potential delays and cancelations of orders due to lock downs and pandemic safety concerns. However, looking back on the completed FY2021, we can now say that it was a year of unexpected success in many areas of our business. Sono-Tek not only weathered the COVID-19 storm, but its impact also uncovered opportunities for us to conduct our business with increased efficiency and effectiveness, while at the same time expanding our customer base.”

“Throughout the year, our flexibility to quickly change focus geographically and by market segment, allowed us to capture orders in places where COVID-19 conditions were stable, and shift away from areas that saw temporary declines due to the pandemic. And, as safety concerns shifted, the strong digital migration that we’ve made over the past several years allowed us to quickly transition significant amounts of work to employees from their homes. In many cases we found increased efficiencies were achieved with new digital connections being made in areas that had previously required in person interaction.”

“As the world recovers from the pandemic, all indications point to continued strong demand for our products and we project our highest sales year ever in fiscal year 2022,” concluded Dr. Coccio.

Fiscal 2021 Review (Results compared with fiscal 2020)

($ in thousands)			Change
	FY 2021	FY 2020	$	%
Net Sales	$14,833	$15,355	$(522)	(3%	)
Gross Profit	$6,997	$7,313	(316)	(4%	)
Gross Margin	47.2%	47.6%

Operating Income	$1,340	$1,115	225	20%
Operating Margin	9.0%	7.3%

Net Income	$1,121	$1,107	$14	1%
Net Margin	7.6%	7.2%

Fourth Quarter Fiscal 2021 Review (Results compared with the fourth quarter of fiscal 2020)

($ in thousands)			Change
	FY 2021	FY 2020	$	%
Net Sales	$4,097	$5,514	$(1,417)	(26%	)
Gross Profit	$1,885	$2,665	(780)	(29%	)
Gross Margin	46.0%	48.3%

Operating Income	$508	$749	(241)	(32%	)
Operating Margin	12%	14%

Net Income	$455	$688	$(233)	(34%	)
Net Margin	11.1%	12.5%

Balance Sheet and Cash Flow Overview

Cash generated by operating activities was $725,000 in fiscal 2021, compared with generating $3,254,000 in fiscal 2020. Net capital expenditures in fiscal 2021 were $244,000 compared with $722,000 in fiscal 2020.

At February 28, 2021, the Company had total debt of $1,002,000, representing the proceeds from a Paycheck Protection Program Loan received in fiscal 2021. This loan was forgiven in its entirety in April 2021.

In fiscal 2021, the Company paid off the existing mortgage related to the industrial park where the Company’s operations are located. The total repayment was $722,000.

Sono-Tek has a revolving credit line of $1,500,000 and a $750,000 equipment purchase facility, both of which had no outstanding borrowings at year-end.

About Sono-Tek

Sono-Tek Corporation is the leading developer and manufacturer of ultrasonic coating systems for applying precise, thin film coatings to protect, strengthen or smooth surfaces on parts and components for the microelectronics/electronics, alternative energy, medical and industrial markets, including specialized glass applications in construction and automotive.

The Company’s solutions are environmentally-friendly, efficient and highly reliable and enable dramatic reductions in overspray, savings in raw material, water and energy usage and provide improved process repeatability, transfer efficiency, high uniformity and reduced emissions.

Sono-Tek’s growth strategy is focused on leveraging its innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop microscopic coating technologies that enable better outcomes for its customers’ products and processes.

For further information, visit www.sono-tek.com.

Safe Harbor Statement

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and other written and oral statements. These “forward-looking statements” are based on currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events could turn out to be significantly different from our expectations. These factors include, among other considerations, general economic and business conditions; political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; the duration and scope of the COVID-19 pandemic; the extent and duration of the pandemic’s adverse effect on economic and social activity, consumer confidence, discretionary spending and preferences, labor and healthcare costs, and unemployment rates, any of which may reduce demand for some of our products and impair the ability of those with whom we do business to satisfy their obligations to us; our ability to sell and provide our services and products, including as a result of continued pandemic related travel restrictions, mandatory business closures, and stay-at home or similar orders; any temporary reduction in our workforce, closures of our offices and facilities and our ability to adequately staff and maintain our operations resulting from the pandemic; the ability of our customers and suppliers to continue their operations as result of the pandemic, which could result in terminations of contracts, losses of revenue, and further adverse effects to our supply chain; maintenance of increased order backlog, including effects of any COVID-19 related cancellations; the imposition of tariffs; timely development and market acceptance of new products and continued customer validation of our coating technologies; adequacy of financing; capacity additions, the ability to enforce patents; maintenance of operating leverage; consummation of order proposals; completion of large orders on schedule and on budget; continued sales growth in the specialty glass and portable electronics markets; successful transition from primarily selling ultrasonic nozzles and components to a more complex business providing complete machine solutions and higher value subsystems; and realization of increased annual revenues as forecasted. We refer you to documents that the company files with the Securities and Exchange Commission, which includes Form 10-K and Form 10-Qs containing additional important information.

For more information, contact:

Stephen Bagley
Chief Financial Officer
Sono-Tek Corporation
info@sono-tek.com

SONO-TEK CORPORATION

CONSOLIDATED BALANCE SHEETS

	February 28, 2021	February 29, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$4,084,078	$3,659,551
Marketable securities	4,563,470	4,219,240
Accounts receivable (less allowance of $56,123 and $71,000, respectively)	1,757,802	929,701
Inventories, net	2,611,106	2,381,891
Prepaid expenses and other current assets	151,316	153,698
Total current assets	13,167,772	11,344,081

Land	250,000	250,000
Buildings, net	1,575,135	1,654,061
Equipment, furnishings and leasehold improvements, net	1,075,190	1,212,578
Intangible assets, net	95,456	106,291
Deferred tax asset	259,838	176,314

TOTAL ASSETS	$16,423,391	$14,743,325

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,294,483	$668,721
Accrued expenses	1,750,916	1,613,409
Customer deposits	1,166,541	1,648,690
Current maturities of long term debt	—	169,716
Income taxes payable	53,567	70,621

Total current liabilities	4,265,507	4,171,157

Deferred tax liability	205,562	251,761
Long term debt, less current maturities	1,001,640	538,000

Total Liabilities	5,472,709	4,960,918

Commitments and Contingencies (Note 10)	—	—

Stockholders’ Equity
Common stock, $.01 par value; 25,000,000 shares authorized, 15,452,656 and 15,348,180 issued and outstanding, respectively	154,527	153,482
Additional paid-in capital	9,064,994	9,018,406
Accumulated earnings	1,731,161	610,519

Total stockholders’ equity	10,950,682	9,782,407

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,423,391	$14,743,325

See accompanying notes to consolidated financial statements.

SONO-TEK CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Fiscal Year Ended
	February 28, 2021	February 29, 2020

Net Sales	$14,832,877	$15,354,619
Cost of Goods Sold	7,835,837	8,041,378
Gross Profit	6,997,040	7,313,241

Operating Expenses
Research and product development	1,644,598	1,427,543
Marketing and selling	2,789,880	3,403,133
General and administrative	1,222,101	1,367,073
Total Operating Expenses	5,656,579	6,197,749

Operating Income	1,340,461	1,115,492

Other Income (Expense):
Interest Expense	(39,843)	(33,038)
Interest and Dividend Income	22,558	101,592
Other Income	24,691	29,401
Income before Income Taxes	1,347,867	1,213,447

Income Tax Expense	227,225	106,005

Net Income	$1,120,642	$1,107,442

Basic Earnings Per Share	$.07	$.07

Diluted Earnings Per Share	$.07	$.07

Weighted Average Shares – Basic	15,428,411	15,302,367

Weighted Average Shares – Diluted	15,672,253	15,359,088

See accompanying notes to consolidated financial statements.

SONO-TEK CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	February 28, 2021	February 29, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,120,642	$1,107,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	463,076	406,731
Stock based compensation expense	47,633	90,305
Bad debt expense	—	25,000
Inventory reserve	91,000	(77,098)
Deferred tax expense	(129,723)	36,707
(Increase) Decrease in:
Accounts receivable	(828,100)	443,190
Inventories	(305,790)	(646,777)
Prepaid expenses and other assets	2,382	241,307
(Decrease) Increase in:
Accounts payable and accrued expenses	763,269	1,063,730
Customer deposits	(482,149)	499,132
Income taxes payable	(17,054)	64,349
Net Cash Provided by Operating Activities	725,186	3,254,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment, furnishings and leasehold improvements	(344,353)	(722,241)
Patent costs paid	(6,000)	—
Capital expenditure grant proceeds	100,000	—
Sale (purchase) of marketable securities, net	(344,230)	(1,853,534)
Net Cash Provided By (Used In) Investing Activities	(594,583)	(2,575,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable - bank	1,001,640	—
Repayment of long-term debt	(707,716)	(162,815)
Net Cash Provided By (Used In) Financing Activities	293,924	(162,815)

NET INCREASE IN CASH AND CASH EQUIVALENTS	424,527	515,428

CASH AND CASH EQUIVALENTS:
Beginning of year	3,659,551	3,144,123
End of year	$4,084,078	$3,659,551

Supplemental Cash Flow Disclosure:

Interest Paid	$39,843	$33,038
Income Taxes Paid	$374,004	$4,948

See accompanying notes to consolidated financial statements.